Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 26, 1998, which appears on page 20 of the 1997 Annual Report to Stockholders of GenRad, Inc., which is incorporated by reference in GenRad, Inc.'s Annual Report on Form 10-K for the year ended January 3, 1998. We also consent to the application of such report to the Financial Statement Schedule for the three years ended January 3, 1998 when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report included this schedule. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 30, 1998 appearing on page 5 of the Annual Report of the GenRad Choice Investment Plan on Form 11-K for the year ended December 31, 1997.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 16, 1998